Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 033-54837 on Form N-1A of our reports dated February 20, 2009 relating to the financial statements and financial highlights of Variable Insurance Products Fund III, including VIP Value Strategies Portfolio, VIP Growth Strategies Portfolio (formally known as VIP Aggressive Growth Portfolio), VIP Growth & Income Portfolio and VIP Growth Opportunities Portfolio; and of our report dated February 24, 2009 for VIP Dynamic Capital Appreciation Portfolio and VIP Balanced Portfolio, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund III for the year ended December 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 20, 2009